Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT dated as of May 29, 2015 (this “Amendment”), is among TETRA TECH, INC., a Delaware corporation (the “Company”), TETRA TECH CANADA HOLDING CORPORATION, a Canadian corporation (together with the Company, collectively, the “Borrowers”), BANK OF AMERICA, N.A., in its capacities as the Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and a Lender, U.S. BANK NATIONAL ASSOCIATION, in its capacities as L/C Issuer and a Lender, each of the other Lenders party hereto and each of the Subsidiary Guarantors party hereto.

RECITALS:

A.                                 The Borrowers, the Lenders and the Administrative Agent have entered into an Amended and Restated Credit Agreement dated as of May 7, 2013 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of September 27, 2013, and that certain Amendment No. 2 to Credit Agreement dated as of June 23, 2014, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.                                  The Subsidiary Guarantors and the Administrative Agent have entered into Subsidiary Guaranties dated of even date with the Credit Agreement (the “Subsidiary Guaranties”) and various Security Instruments.

C.                                  The Borrowers have requested to amend the Credit Agreement as set forth below.

D.                                 Subject to the terms and conditions set forth below, the parties hereto have agreed to so amend the Credit Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1.                                 Amendments to Credit Agreement.  Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is amended as follows:

(a)                               The existing Schedule 2.01 is deleted in its entirety and Schedule 2.01 attached hereto is inserted in lieu thereof and the Commitments and Applicable Percentages of the Lenders shall be as set forth on such new Schedule 2.01.   Notwithstanding anything to the contrary in Section 10.06 of the Credit Agreement, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption.  On the effective date, the Lenders shall make full cash settlement with one another (including with any Lender whose commitments are being decreased or terminated), either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements each Lender shall have funded its Applicable Percentage of the Outstanding Amount of Loans under the Facilities.

(b)                              The existing pricing grid in the definition of “Applicable Rate” in Section 1.01 is deleted in its entirety and the following pricing grid is inserted in lieu thereof:

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurocurrency Rate Loans and Letter of Credit Fee	Base Rate Loans
I	Less than 0.75 to 1.00	0.200%	1.150%	0.150%
II	Greater than or equal to 0.75 to 1.00 but less than 1.25 to 1.00	0.225%	1.250%	0.250%
III	Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	0.250%	1.375%	0.375%
IV	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	0.300%	1.625%	0.625%
V	Greater than or equal to 2.25 to 1.00	0.350%	2.000%	1.000%

(c)                               The definitions of “Consolidated EBITDA”, “Consolidated Net Worth”, “Eurocurrency Rate”, “Fee Letters”, “L/C Issuer”, “Lending Office”, “Loan Notice”, “Maturity Date”, “Responsible Officer” and “Swing Line Loan Notice” in Section 1.01 are amended to read as follows:

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the tax expense for Federal, state, local and foreign income taxes of the Company and its Subsidiaries for such period (net of tax benefit), (iii) depreciation and amortization expense for such period, (iv) other non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) cost of employee services received in share-based payment transactions (in accordance with FASB ASC 718) which do not represent a cash item in such period or any future period, and (vi) up to $96,000,000 in the aggregate of non-cash charges associated with the wind-down of non-core construction activities in the Company’s Remediation and Construction Management segment through the end of fiscal year 2017 and minus (b) to the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Net Worth” means, as of any date of determination, consolidated stockholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP, but excluding in such calculation the impact of accumulated other comprehensive income (or loss) reflected on the Company’s Consolidated Balances Sheets as a result of unrealized mark to market fluctuations from swaps and other hedging transactions.

“Eurocurrency Rate” means

(a)                               With respect to any Credit Extension:

(i)                                  denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business

Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)                              denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)                          denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iv)                          with respect to a Credit Extension denominated in a Non-LIBOR Quoted Currency other than those currencies listed above, the rate designated with respect to such currency at the time such currency was approved by the Administrative Agent and the Lenders pursuant to Section 1.06(a); and

(b)                          for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in this definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

“Fee Letters” means (i) the letter agreement, dated May 15, 2015, among the Company, Bank of America and MLPFS (the “Agent Fee Letter”), (ii) the letter agreement, dated May 15, 2015, among the Company, Bank of America and the Arrangers, and (iii) the letter agreement, dated May 15, 2015, between the Company and U.S. Bank.

“L/C Issuer” means (a) each of Bank of America and U.S. Bank National Association, in each case subject to such sublimits as such L/C Issuer may establish with the Company from time to time for the issuance of Letters of Credit by such L/C Issuer under this Agreement, which sublimits shall initially be $75,000,000 (of which up to $12,500,000 may be used for financial Letters of Credit) in the case of Bank of America and $75,000,000 (of which up to $12,500,000 may be used for financial Letters of Credit) in the case of U.S. Bank, (b) any replacement letter of credit issuer arising under Section 9.06 and (c) any other Lender or any Affiliate of a Lender which has agreed in a writing (which writing shall set forth the initial sublimit for all Letters of

Credit to be issued by such L/C Issuer under this Agreement) to become an “L/C Issuer” hereunder and has been approved by the Company and the Administrative Agent; provided, in all cases that the aggregate sublimits established by all L/C Issuers shall not exceed the Letter of Credit Sublimit then in effect.  For the avoidance of doubt, any sublimit that an L/C Issuer may establish for Letters of Credit to be issued by it shall be part of and not in addition to the Letter of Credit Sublimit.  All singular references to the L/C Issuer shall mean any L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit, or all L/C Issuers, as the context may require.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.  Each Lender may make any Credit Extension through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Credit Commitments and (b) $150,000,000 (of which no more than $25,000,000 shall be available at any time for financial Letters of Credit).  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Loan Notice” means a notice of (a) a Term Loan Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Maturity Date” means May 29, 2020; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

(d)                              The parenthetical at the end of part (b) of the definition of “Change of Control” in Section 1.01 is deleted in its entirety.

(e)                               (i) The definition of “Mandatory Cost” is deleted from Section 1.01 in its entirety,  (ii) Schedule 1.01(m) is deleted in its entirety, (iii) the reference to the addition of Mandatory Cost is deleted in clause (a) of the definition of “Default Rate” in Section 1.01 and in Section 2.08(a)(i), mutatis mutandis and (iv) clauses (i)(B) and (iii) of Section 3.04(a) are deleted in their entirety and “[intentionally deleted]” is inserted in lieu thereof.

(f)                                The definition of “Four Programs” in Section 1.01 is deleted in its entirety.

(g)                               The following definition of “Rate Determination Date” is inserted in Section 1.01 in the appropriate alphabetical position therein:

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

(h)                              A new Section 2.02(f) is inserted that reads as follows:

(f)                                 Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.

(i)                                  A new Section 2.03(l) is inserted that reads as follows:

(l)                                  Reporting of Letter of Credit Information.  For so long as any Letter of Credit issued by an L/C Issuer other than Bank of America is outstanding under the Agreement, such L/C Issuer shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit H hereto, appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.  The Administrative Agent shall deliver to the Lenders on a monthly basis a report of all outstanding Letters of Credit.

(j)                                  Schedule 2.07(a) is deleted in its entirety and Section 2.07(a) is amended to read as follows:

(a)                               Term Loans.  The Company shall repay to the Term Loan Lenders the aggregate principal amount of all Term Loans in quarterly principal installments of (i) $2,562,500 for the quarters ending on June 30, 2015 and the last Business Day of September 2015, December 2015 and March 2016 and (ii) $3,843,750 commencing June 30, 2016, and continuing on the last Business Day of each September, December, March and June thereafter (which principal amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05); provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

(k)                              The following new sentence is added to the end of Section 2.10(a):

With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.

(l)                                  The references to “$150,000,000” in Section 2.15(a) and Section 7.03(k) are deleted and references to “$240,000,000” are inserted in lieu thereof.

(m)                          A new Section 3.01(g) is added that reads as follows:

(g)                               Treatment of Certain FATCA Matters.  Solely for purposes of determining withholding Taxes imposed under FATCA, from and after May 29, 2015, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(n)                              A new Section 5.25 is inserted that reads as follows:

5.25                    Anti-Corruption Laws.  The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(o)                              A new Section 6.14 is inserted that reads as follows:

6.14                    Anti-Corruption Laws.  Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

(p)                              The reference to “$20,000,000” in Section 7.03(e) is deleted and a reference to “$25,000,000” is inserted in lieu thereof.

(q)                              Sections 7.06(c) and (e) are amended to read as follows:

(c)                               so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom and, after giving effect thereto (and any incurrence of Indebtedness in connection therewith), the Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 7.11, such compliance to be determined on the basis of financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), the Company may make unlimited Permitted Share Repurchases so long as the Consolidated Leverage Ratio is equal to or less than 2.00 to 1.00; provided, that, if at any time that the Consolidated Leverage Ratio exceeds 2.00 to 1.00, the aggregate additional Permitted Share Repurchases permitted pursuant to this clause (c) in any fiscal year, when taken together with all Permitted Share Repurchases previously consummated in such fiscal year,  shall not exceed the greater of $125,000,000 or 10% of Consolidated Net

Worth as of the end of the immediately preceding fiscal year (without any carry forward of unused portions of such basket to subsequent fiscal years);

(e)                               so long as no Default shall have occurred and be continuing at the time thereof or would result therefrom and, after giving effect thereto (and any incurrence of Indebtedness in connection therewith), the Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 7.11, such compliance to be determined on the basis of financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b); provided that with respect to the Consolidated Leverage Ratio covenant in Section 7.11(b), the Company may still demonstrate pro forma compliance to the extent the Consolidated Leverage Ratio does not exceed 3.25 to 1.00 if the Company is permitted to invoke an Elevated Ratio Period or if an Elevated Ratio Period is then in effect, the Company may declare and pay cash dividends and distributions to its stockholders so long as the aggregate amount of cash dividends and distributions paid pursuant to this clause (e) during any fiscal year does not exceed $50,000,000.

(r)                                 Section 7.11(b) is amended to read as follows:

(b)                              Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of the Company to be greater than 3.00 to 1.00; provided that if an Acquisition or series of Acquisitions with aggregate consideration of $50,000,000 or more occurs during a fiscal quarter, the Company shall have the right to permit the Consolidated Leverage Ratio to exceed 3.00 to 1.00 during such fiscal quarter and the subsequent three fiscal quarters (the “Elevated Ratio Period”) so long as (i) the Consolidated Leverage Ratio does not exceed 3.25 to 1.00 at any time during the Elevated Ratio Period, and (ii) the Consolidated Leverage Ratio is not in excess of 3.00 to 1.00 at any time during the fiscal quarter that commences immediately after the end of the Elevated Ratio Period.

(s)                                The references to  “3.00 to 1.00” in Sections 7.02(g), 7.03(j) and 7.06(d) are deleted and references to “3.25 to 1.00” are inserted in lieu thereof

(t)                                  A new Section 7.17 is inserted that reads as follows:

7.17                    Anti-Corruption Laws.  Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

(u)                              The parenthetical in the first sentence of Section 10.02(b) is deleted in its entirety and the following parenthetical is inserted in lieu thereof:

(including e-mail, FpML messaging and Internet or intranet websites)

(v)                              The following new sentence is added to the end of the first paragraph of Section 10.07:

In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

(w)                           Section 10.17 is amended and restated in its entirety to read as follows:

10.17            Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(x)                              The existing Exhibit D is deleted in its entirety and Exhibit D attached hereto is inserted in lieu thereof.

(y)                              A new Exhibit H is added in the form of Exhibit H attached hereto.

The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Documents are intended to be affected hereby.

Section 2.                                 Conditions Precedent.  The parties hereto agree that the amendments set forth in Section 1 above shall not be effective until the satisfaction of each of the following conditions precedent:

(a)                               Documentation.  The Administrative Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by the Borrowers, the Subsidiary Guarantors and all Lenders then party to the Credit Agreement, (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the Loan Documents, (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is validly existing and in good standing in its jurisdiction of organization, (iv) favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and each Lender, as to the matters concerning the Borrowers, this Amendment and the Loan Documents as the Administrative Agent may reasonably request, and (v) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(b)                              Fees.  Any fees required to be paid on or before the effective date shall have been paid.

(c)                               Legal Fees and Expenses.  All fees and expenses of counsel to the Administrative Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Section 3.                                 Representations And Warranties.

(a)                               In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(i)                                  The representations and warranties of the Borrowers and the other Loan Parties contained in Article V of the Credit Agreement or any other Loan Document are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

(ii)                              Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(iii)                          No Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)                              In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower and each Subsidiary Guarantor represents and warrants to the Administrative Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.

Section 4.                                 Miscellaneous.

(a)                               Ratification and Confirmation of Loan Documents.  Each Borrower and each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Subsidiary Guarantor, the continuation of its payment and performance obligations under the Subsidiary Guaranty to which it is a party upon and after the effectiveness of the amendments contemplated hereby and, with respect to each Borrower and each Subsidiary Guarantor, the continuation and extension of the liens granted under the Security Instruments to secure the Secured Obligations, in each case after giving effect to the amendments set forth herein).

(b)                              Fees and Expenses.  The Company shall pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

(c)                               Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)                              Governing Law; Jurisdiction; Waiver of Jury Trial; Etc.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

(e)                               Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)                                Entire Agreement.  This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 10.01 of the Credit Agreement.

(g)                               Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h)                              Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement).

(i)                                  Amendment Fees.  The amendment fees payable pursuant to Section 2(b) above shall be fully-earned upon execution and delivery by the applicable Lender of a signature page to this Amendment in accordance with such Section, shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost, or expense payable pursuant to this Amendment or any other Loan Document.

[Remainder of page intentionally left blank; signature pages follow]

The following parties have caused this Amendment to be executed as of the date first written above.

BORROWERS:

TETRA TECH, INC.

By:	/S/ DAN L. BATRACK
Name:	Dan L. Batrack
Title:	Chairman and Chief Executive Officer

TETRA TECH CANADA HOLDING CORPORATION

By:	/S/ DAN L. BATRACK
Name:	Dan L. Batrack
Title:	President

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

SUBSIDIARY GUARANTORS:

ADVANCED MANAGEMENT TECHNOLOGY, INC.
AMERICAN ENVIRONMENTAL GROUP, LTD.
ARD, INC.
ARDAMAN & ASSOCIATES, INC.
COSENTINI ASSOCIATES, INC.
PRO-TELLIGENT, LLC
ROONEY ENGINEERING, INC.
TETRA TECH CONSTRUCTION, INC.
TETRA TECH EC, INC.
TETRA TECH ES, INC.
TETRA TECH TESORO, INC.
WESTERN UTILITY CONTRACTORS, INC.
BPR INC.
BPR - BÂTIMENT INC.
BPR-ÉNERGIE INC.
BPR-INFRASTRUCTURE INC.
TETRA TECH EBA INC.
PARKLAND PIELINE CONTRACTORS LTD.
PARKLAND PIPELINE EQUIPMENT LTD.
PARK L PROJECTS LTD.
TETRA TECH INDUSTRIEL INC.
TETRA TECH INDUSTRIES INC.
TETRA TECH OGD INC.
TETRA TECH WEI INC.

By:		/S/ DAN L. BATRACK
Name:		Dan L. Batrack
Title:		Vice President

TETRA TECH EXECUTIVE SERVICES, INC.

By:		/S/ DAN L. BATRACK
Name:		Dan L. Batrack
Title:		Chief Executive Officer

TETRA TECH HOLDING LLC

By:		TETRA TECH, INC., its Sole Member

	By:	/S/ DAN L. BATRACK
	Name:	Dan L. Batrack
	Title:	Chairman and Chief Executive Officer

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/S/ ROBERT J. RITTELMEYER
Name:	Robert J. Rittelmeyer
Title:	Vice President

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

LENDERS:

BANK OF AMERICA, N.A. (AS LENDER AND L/C ISSUER)

By:	/S/ MUKESH SINGH
Name:	Mukesh Singh
Title:	Vice President

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION (AS LENDER AND L/C ISSUER)

By:	/S/ GLENN LEYRER
Name:	Glenn Leyrer
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
CANADA BRANCH

By:	/S/ JOHN P. REHOB
Name:	John P. Rehob
Title:	VP & Principal Officer

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

WELLS FARGO BANK, N.A.

By:	/S/ CATHERINE ABE
Name:	Catherine Abe
Title:	Senior Vice President

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

BANK OF MONTREAL

By:	/S/ JOHN ARMSTRONG
Name:	John Armstrong
Title:	Managing Director

By:
Name:
Title:

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/S/ STEVEN F. LARSEN
Name:	Steven F. Larsen
Title:	Vice President

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

MUFG UNION BANK, N.A.

By:	/S/ CHARLES WILMOT
Name:	Charles Wilmot
Title:	Director

MUFG UNION BANK, Canada Branch
By:	/S/ ANNE COLLINS
Name:	Anne Collins
Title:	Vice President

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

SUMITOMO MITSUI BANKING CORPORATION

By:	/S/ DAVID W. KEE
Name:	David W. Kee
Title:	Managing Director

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

THE BANK OF NOVA SCOTIA

By:	/S/ WINSTON LUA
Name:	Winston Lua
Title:	Director

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

THE NORTHERN TRUST COMPANY

By:	/S/ JOHN LASCODY
Name:	John Lascody
Title:	Vice President

Tetra Tech, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Applicable Percentage (Revolving Credit Facility)	Term Loan Commitment	Applicable Percentage (Term Loan Facility)

Bank of America, N.A.	$ 74,000,000.00	16.086956522%	$ 31,350,000.00	16.097560976%

U.S. Bank National Association	$ 74,000,000.00	16.086956522%	$ 31,350,000.00	16.097560976%

Wells Fargo Bank, N.A.	$ 74,000,000.00	16.086956522%	$ 31,350,000.00	16.097560976%

Bank of Montreal	$ 60,000,000.00	13.043478260%	$ 25,650,000.00	13.170731707%

MUFG Union Bank, N.A.	$ 60,000,000.00	13.043478260%	$ 25,650,000.00	13.170731707%

Sumitomo Mitsui Banking Corporation	$ 39,000,000.00	8.478260870%	$ 17,100,000.00	8.780487805%

The Bank of Nova Scotia	$ 39,000,000.00	8.478260870%	$ 17,100,000.00	8.780487805%

HSBC Bank USA, National Association	$ 20,000,000.00	4.347826087%	$ 7,600,000.00	3.902439024%

The Northern Trust Company	$ 20,000,000.00	4.347826087%	$ 7,600,000.00	3.902439024%

Total	$460,000,000.00	100.000000000%	$194,750,000.00	100.000000000%

Schedule 2.01

Commitments and Applicable Percentages

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, _____

To:       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 7, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Tetra Tech, Inc. (the “Company”), certain Subsidiaries of the Company (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                                    of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.         The Company has delivered the audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.         The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.

3.         A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

Form of Compliance Certificate

--or--

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.         The representations and warranties of the Borrowers contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Sections 5.05(a) and (b) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively, of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.         The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _______________, _____.

COMPANY:

TETRA TECH, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.          Section 7.11(a) – Consolidated Fixed Charge Coverage Ratio.

A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

	1. Consolidated Net Income for Subject Period:	$

	2. Consolidated Interest Charges for Subject Period:	$

	3. Net income taxes for Subject Period:	$

	4. Depreciation expenses for Subject Period:	$

	5. Amortization expenses for Subject Period:	$

	6. Non-recurring non-cash reductions of Consolidated Net Income for Subject Period:	$

	7. FASB ASC 718 reductions of Consolidated Net Income for Subject Period:	$

8.                                    Non-cash charges incurred in connection with the wind-down or non-core construction activities in the Company’s Remediation and Construction Management segment through the end of fiscal year 2017 (subject to an aggregate $96,000,000 cap):

$

	9. Non-cash additions to Consolidated Net Income for Subject Period:	$

	10. Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 - 9):	$

B.

Capital expenditures for Subject Period (excluding expenditures made connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced):

$

C.	Consolidated Fixed Charges for Subject Period:

	1. Consolidated Interest Charges paid or required to be paid in cash for Subject Period:	$

	2. Income taxes paid for Subject Period:	$

	3. Required principal payments on Indebtedness for Subject Period:	$

	4. Consolidated Fixed Charges for Subject Period (Lines I.C.1 + 2 + 3):	$

Form of Compliance Certificate

D.	Consolidated Fixed Charge Coverage Ratio ((Line I.A.10 — Line I.B) ÷ Line I.C.4):	to 1.00

	Minimum required:	1.25 to 1.00

II.        Section 7.11(b) – Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date:

	1. Outstanding principal amount of all obligations for borrowed money:	$

	2. Purchase money Indebtedness:	$

	3. Direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments:	$

	4. Obligations in respect of the deferred purchase price of property or services:	$

	5. Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations:	$

	6. Guarantees with respect to outstanding Indebtedness of the types specified in Lines II.A.1 through II.A.5 above of Persons other than the Company or any Subsidiary:	$

	7. Indebtedness of the types referred to in Lines II.A.1 through II.A.6 above of any partnership or joint venture in which the Company or a Subsidiary is a general partner or joint venturer:	$

	8. Consolidated Funded Indebtedness (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7):	$

B.	Consolidated EBITDA for Subject Period (Line I.A.10 above):	$

C.	Consolidated Leverage Ratio (Line II.A.8 ÷ Line II.B):	to 1.00

	Maximum permitted:	[3.00] to 1.00 [1]

1  Subject to increase to 3.25 to 1.00 in the event an Elevated Leverage Ratio Period is in effect as a result of an Acquisition in accordance with Section 7.11(b).

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

Consolidated Net Income

+ Consolidated Interest Charges

+ net income taxes

+ depreciation expense

+ amortization expense

+ non-recurring non-cash expenses

+ FASB ASC 718 expense

+    of non-cash charges associated with the wind-down of non-core construction activities in the Company’s Remediation and Construction Management segment through the end of fiscal year 2017 (subject to $96,000,000 aggregate cap)

- non-cash income

= Consolidated EBITDA

EXHIBIT H

FORM OF REPORT OF LETTER OF CREDIT INFORMATION

To:	Bank of America, N.A. as Administrative Agent
Attn:
Phone No.:
Fax No.:

Ref.:	Letters of Credit
Issued for the account of Tetra Tech, Inc. or any Subsidiary thereof under the Credit Agreement dated as of May 7, 2013

Reporting Period :___/___/20__ through___/___/20__

L/C No.	Maximum Face Amount	Current Face Amount	Escalating Y/N(?) If “Y” Provide Schedule*	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Auto Renewal Period/ Notice	Date of Amendment	Amount of Amendment	Type of Amendment